SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant  [ X ]
Filed by a Party Other Than the Registrant  [   ]

Check the appropriate box:

[     ]  Preliminary Proxy Statement
[     ]  Confidential, for use of the Commission only (as permitted by
         Rule 14a-6(e)(2))
[  X  ]  Definitive Proxy Statement
[     ]  Definitive Additional Materials
[     ]  Soliciting Material Pursuant to [Section]240.14a-11(c) or
         [Section]240.14a-12

                          POINTE FINANCIAL CORPORATION
                          ----------------------------
       (Name of Registrant as Specified in Its Articles of Incorporation)


       -------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[  X  ]  No fee required.
[     ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1)      Title of each class of securities to which transaction applies:

                  ---------------------------------

         2)      Aggregate number of securities to which transaction applies:

                 ----------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 ----------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 -----------------------------------------------

         5)      Total fee paid:
                                  ----------------------------------------------

[     ]  Fee paid previously with preliminary materials.
[     ]  Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)     Amount Previously Paid:
                                           -------------------------------------

          2)     Form, Schedule or Registration Statement No.:

                 --------------------------------------------------

          3)     Filing Party:
                                ------------------------------------------------

          4)     Date Filed:
                              --------------------------------------------------

                       [POINTE FINANCIAL CORPORATION LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           FOR FRIDAY, APRIL 27, 2001



      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Shareholders (the "Annual Meeting") of Pointe Financial Corporation (the "Company") will be held at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433, April 27, 2001, at 10:00 A.M., for the following purposes:

         (1)  To elect three Class I directors to serve until 2004;
         (2) To amend the 1998 Pointe Financial Corporation Incentive Compensation and Stock Award Plan to increase the number of shares authorized thereunder to 400,000 and
         (3) To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

      Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 1, 2001 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.


                                 By Order of the Board of Directors


                                 /s/  R. Carl Palmer, Jr.
                                 --------------------------------------------
                                 R. CARL PALMER, JR.
                                 Chairman of the Board


Boca Raton, Florida
March 22, 2001


      IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                          POINTE FINANCIAL CORPORATION
                              21845 Powerline Road
                            Boca Raton, Florida 33433
                                 (561) 368-6300

                                 PROXY STATEMENT
          For the Friday, April 27, 2001 Annual Meeting of Shareholders


                                  INTRODUCTION

      This Proxy Statement is furnished to shareholders of Pointe Financial Corporation (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board" or "Board of Directors") of proxies for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 A.M. on April 27, 2001, at the Boca Pointe Country Club, 7144 Boca Pointe Drive, Boca Raton, Florida 33433 and at any postponements or adjournments thereof. At the Annual Meeting, the shareholders of the Company will consider the matters described herein. The approximate date of mailing this Proxy Statement and the accompanying proxy card to the Company's shareholders is March 27, 2001.



                       VOTING AND SOLICITATION OF PROXIES

Use of Proxies at the Annual Meeting

      Proxies in the accompanying form, if properly executed, received by the Company prior to the Annual Meeting and not revoked prior to the use thereof, will be voted at the Annual Meeting as instructed thereon. Executed proxies with no instructions indicated thereon will be voted (1) For each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, and (2) For approval of the amendment to the 1998 Incentive Compensation and Stock Award Plan. The Board of Directors knows of no matters that are to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement, but if other matters are properly presented, it is the intention of the persons designated as proxies on the enclosed proxy card to vote as proxies with respect to such matters in accordance with their judgment.

Revocation of Proxies

      A proxy may be revoked at any time prior to the use of such proxy in voting. Any shareholder may revoke a proxy delivered pursuant to this solicitation by delivery of written notice to the Secretary of the Company, by submission of a later-dated proxy, or by voting in person at the Annual Meeting.

Record Date; Shareholders Entitled to Vote at Annual Meeting

      Holders of record of the Company's Common Stock at the close of business on March 1, 2001 (the "Record Date") are entitled to notice of and to vote on each proposal submitted to the shareholders at the Annual Meeting and any postponements or adjournments thereof.

      Each share of Common Stock is entitled to one vote. As of the Record Date, 2,030,053 shares of Common Stock were outstanding.

Quorum; Adjournment; Vote Required for Approval

      Holders of the Common Stock are entitled to vote on the proposals being submitted to the shareholders at the Annual Meeting. Holders of shares of the Common Stock, present in person or by proxy, representing a majority of the votes entitled to be cast constitute a quorum at the Annual Meeting for action on all proposals.

      Abstentions are included in the calculation of the number of votes represented at the Annual Meeting for purposes of determining whether a quorum has been achieved. In the event there are not sufficient votes for a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

      Under applicable Florida law, the directors nominated for election to the Board, as described under the caption "Election of Directors," must each be elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting. Votes withheld for one or more nominees for director will not be deemed affirmative votes for this purpose.

      Under applicable Florida law, to be approved, Proposal Two must receive the affirmative vote of a majority of the shares entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the cost of solicitation of proxies. In addition to the use of the U.S. mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, facsimile or telegram. Such persons will receive no additional compensation. The Company will reimburse custodians, brokerage houses, nominees and other fiduciaries for their reasonable expenses in sending the proxy materials to their principals.

      A copy of the Company's Annual Report, including consolidated financial statements for the fiscal year ended December 31, 2000, has been mailed to shareholders with this Proxy Statement.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      The By-Laws of the Company provide that the Board of Directors shall consist of not less than five nor more than twelve members, such number within the foregoing parameters to be set by the Board of Directors. The By-Laws further provide that the Board of Directors shall be divided into three (3) classes of directors of as nearly equal numbers as possible, designated Class I, Class II and Class III, respectively, serving staggered three-year terms, with the term of a class expiring at each annual meeting of shareholders. At the present time, the Board of Directors consists of seven members, of which the terms of the three Class I members expire in 2001.

      The terms of directors Clarita Kassin, Morris Massry and Parker Thomson expire at the forthcoming 2001 Annual Meeting. The Board of Directors of the Company as a nominating committee have selected Mrs. Kassin and Messrs. Massry and Thomson as nominees for re-election as directors. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected. Unless directed otherwise, the persons named as proxies intend to vote for the election of Mrs. Kassin and Messrs. Massry and Thomson as directors, each to hold office until the 2004 Annual Meeting, and until their successor is qualified and elected, or until their earlier death, removal or resignation. If Mrs. Kassin, Mr. Massry or Mr. Thomson should be unavailable for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion. Management, however, does not anticipate that any of the nominees will be unavailable. The following sets forth certain information regarding each nominee as well as the other directors whose terms of office will continue after the 2001 Annual Meeting. All of the directors of the Company are also directors of Pointe Bank (the "Bank").

Nominees for Director
----------------------
                                                                     Term will
Name                    Position                           Age        Expire
----                    --------                           ---        ------
Clarita Kassin          Director                           46          2001
Parker D. Thomson       Director                           67          2001
Morris Massry           Director, Chairman of the Bank     71          2001

      Clarita Kassin. Mrs. Kassin was elected as a Director of the Company at the November 13, 2000 regular Board Meeting following the death of her husband Roberto Kassin. Mrs. Kassin is a Director and Corporate Secretary of Foreign Financial Investment, Inc. She is also a Partner in the Kassin Family Partnership, Ltd. Since 1986 she was a fifty percent owner and Corporate Secretary of D'Oro Designs, fine jewelers, of Bay Harbor Islands. Mrs. Kassin has been a resident of Miami-Dade County since 1978.

      Parker D. Thomson. Mr. Thomson is the Senior Partner of Thomson Muraro Razook & Hart, P.A., a law firm in Miami-Dade County, and has been a partner in such firm for more than five years. He was admitted to the Florida Bar in 1961 and is a member of the bar of several state and federal courts, including the United States Supreme Court. He is a special Assistant Attorney General for the State of Florida and a member of the Florida Taxation and Budget Reform

Commission. Mr. Thomson is Chairman of the Performing Arts Center Trust of Miami-Dade County which is charged with construction of a $200 million plus performing arts facility. Mr. Thomson received an undergraduate degree from Princeton University and an LL.B. from Harvard University. He resides in Miami-Dade County.

      Morris Massry. Mr. Massry has been a director of the Company since 1994. He became a director of Flamingo Bank in 1988 and Chairman of the Board in 1989. Mr. Massry has been a partner in the real estate investment firm of Albert, Kirsch, Massry & Massry, in Albany, New York, since 1964. In 2000, the business name changed to Massry Realty Partners. Mr. Massry serves as a Vice President and director of the State University Foundation, a director and former Chairman of the Center for the Disabled, a director and former Chairman of the United Way, and a trustee of Regent College, all in Albany, New York. Mr. Massry resides part of the year in Albany, New York and part of the year in Miami-Dade County.


Directors Whose Terms Will Continue
-----------------------------------
                                                                     Term will
      Name               Position                             Age     Expire
---------------          --------                             ---     ---------
Steven A. Elias          Director,                             54      2002
                            Vice-Chairman of the Bank
D. Richard Mead, Jr.     Director                              70      2002
Timothy M. McGinn        Director,                             52      2003
                            Vice-Chairman of the Company
R. Carl Palmer, Jr.      Director, Chairman of the Company     60      2003


      Steven A. Elias. Mr. Elias has been president of Steven Allan Elias & Associates, Inc., registered real estate brokers, since 1976. He is a director of Parrot River Trading. He has extensive knowledge of real estate in Miami-Dade, Broward and Palm Beach counties. Mr. Elias graduated from the University of Miami in 1968, after which he joined the U.S. Coast Guard. He has been a resident of South Florida since 1953.

      D. Richard Mead, Jr. Mr. Mead retired from Southeast Banking Corporation as a Senior Vice President and manager of the Commercial Real Estate Division in 1991. From 1976 to 1991 he was also President & CEO of Southeast Mortgage Company. Prior to joining Southeast Bank, he was an officer of D. R. Mead & Co., a commercial mortgage banking firm, which was sold to Southeast Banking Corporation in 1970. Mr. Mead received his undergraduate degree from Duke University in 1952 and a graduate degree from Harvard Business School in 1954. From 1974 to 2000 he served as a director of Consolidated Paper Company and for several years during his tenure he served as Chairman of the Audit Committee. Mr. Mead resides in the City of Coral Gables in Miami-Dade County.

      Timothy M. McGinn. Mr. McGinn became a director of the Company in 1994 and Vice Chairman in 1997. He has been a director and Chairman of McGinn, Smith & Co., Inc., investment bankers and brokers, since 1980. Mr. McGinn serves as director and Chairman of Health Enterprises Management, Inc., director and Chairman of First Integrated Capital Corp. and a director of Same Day Surgery, Inc. Mr. McGinn also serves as the Vice Chairman of the New York Racing Association. Mr. McGinn resides part of the year in Albany, New York, and the remainder of the year in Palm Beach County.

      R. Carl Palmer, Jr. Mr. Palmer joined the Company and Bank in 1995 as Chief Executive Officer, President and director. He was elected to serve as Chairman of the Company in November 2000. He began his banking career at Chemical Bank in New York in 1964. In 1979, he moved to South Florida as an Executive Vice President for Southeast Banking Corporation. During his tenure at that bank with $17 billion in assets, he had responsibilities for business development, business banking and community banking. From 1988 to 1991, he was President, Chief Operating Officer and director of BancFlorida in Naples, Florida. He became a Senior Associate with Martin W. Taplin & Associates, Inc., a real estate investment firm, in 1991. Mr. Palmer received a B.A. from Dartmouth College in 1962, an M.B.A. from Amos Tuck School in 1963 and a J.D. from New York Law School in 1969. Mr. Palmer resides in Palm Beach County.

         Directors are elected for three year terms, classified into Classes I, II, and III. Mrs. Kassin, Messrs. Massry and Thomson are Class I Directors with terms expiring on the date of the Company's annual meeting of shareholders in 2001; Messrs. Elias and Mead are Class II Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2002; Messrs. McGinn and Palmer are Class III Directors with terms of office expiring on the date of the Company's annual meeting of shareholders in 2003. Each officer of the Company is elected by the Board of Directors and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Committees and Meetings of the Board of Directors

         During the 2000 fiscal year, Timothy McGinn, Roberto Kassin, Morris Massry and R. Carl Palmer, Jr. acted as the Executive Committee of the Company's Board and as the Executive Committee of the Bank's Board. The committee chairman is Mr. Timothy McGinn. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, including the power to formulate plans, policies and programs for the management, operation and development of the Company and the Bank. During 2000, the Company's and the Bank's Executive Committee did not meet.

         All members of the Company's Board of Directors served as the Nominating Committee for 2000. The Nominating Committee selects nominees for election as directors of the Company and the Bank. The Committee met as required as a part of the regular Board meetings of the Company and the Bank.

      The Company's and the Bank's Audit Committees for 2000 were composed of D. Richard Mead, Jr., Steven A. Elias, Timothy McGinn and Parker D. Thomson. The committee Chairman is D. Richard Mead, Jr. The Audit Committee reviews the financial condition, operations and records of the Company and the Bank. They also review with management and the independent auditors the systems of internal control and compliance with banking regulations. The Committee had four formal meetings in 2000.

      The Company's Compensation Committee for 2000 was comprised of Mrs. Clarita Kassin, Messrs. Steven A. Elias, Morris Massry, Timothy M. McGinn, D. Richard Mead, Jr. and Parker D. Thomson, all non-management members of the Company's Board. Mr. Parker D. Thomson is the committee Chairman. During 2000, the Compensation Committee was responsible for approving the compensation for R. Carl Palmer, Jr., who served as Chairman, President and Chief Executive Officer during 2000. The Compensation Committee met as required during 2000.

         The Company's Board of Directors and Pointe Bank's Board of Directors each held ten meetings during 2000. Directors, Messrs. Massry and Thomson nominated for reelection and each continuing director attended at least 85% of all meetings of the Company's Board and at least 85% of all meetings of the Bank's Board. Mrs. Kassin, who also is nominated for election, attended 100% of all of the Company's Board and Bank Board meetings during the period in which she served as a Director.


Compensation of Directors

         Directors who are also employees of the Company and the Bank do not receive compensation for service on the respective Boards. Directors who are not employees of the Company or the Bank receive annual retainers of $6,000 for serving on the Board of Directors of each of the Company and the Bank. The fiscal year for compensation of the Board of Directors of the Company and the Bank begins on April 1 and ends March 31. The Chairman of the Board of the Company receives an annual stipend of $15,000 and the Chairman of the Board of the Bank receives an annual stipend of $7,500. In addition, committee chairmen receive annual retainers of $3,000. Directors may elect to receive their retainers and stipends in the form of cash or newly issued shares of common stock and may elect to defer portions of these retainers under the Company's deferred compensation plan. The election is made immediately after the Annual Meeting of Shareholders for the coming year's service. In addition, each non-employee director receives: 1) an annual stock option award; and 2) cash fees for attending each board meeting and committee meeting of $100 and $200, respectfully.

         The Company's deferred compensation plan for directors was adopted by the Board in 1998 and amended in 2000. The plan permits the directors to receive common stock of the Company in lieu of cash as payment of their annual retainers for being directors, Chairman of the Company, Chairman of the

Bank and Committee Chairmen. The plan also provides the directors the opportunity to defer portions of these retainers. The total number of shares available under this plan is 122,500. For the years ended December 31, 2000 and 1999, a total of 10,219 and 11,228 shares respectively were paid in lieu of cash of $91,971 and $109,473 respectively.

         In addition, total cash payments for meeting fees for 2000 were $35,680, and the Company granted non-employee directors stock options to purchase 6,000 shares at $9.00 per share, which was the market value per share at the time of grant.

2001 Directors Compensation Plan

         With the intent of streamlining director compensation, meeting fees will be eliminated beginning April 1, 2001. Directors who are not employees of the Company or the Bank will receive annual retainers of $22,000 for serving on the Board of Directors of the Company and the Bank. The Chairman of the Board of the Bank and each committee chairman will receive an annual stipend of $3,000. Of the above retainer and stipend compensation, the directors will receive a stock option grant of 2,000 shares in 2001 under the 1998 Directors Deferred Compensation Plan. A portion of the annual retainers may be paid through stock option in a similar manner in future years. Grants in subsequent years may be adjusted in terms of number of option shares awarded by dividing $8,000 by the present value of 40% of the fair market value per share at the date of the grant.

         Each non-employee director will have the choice of taking all or a part of their remaining compensation in the form of cash or newly issued shares of the common stock of the Company. If taken as stock, the number of shares earned is determined by dividing the dollar amount of the remaining compensation by the fair market value of a share as of the close of business on the date of the Annual Meeting of Shareholders for the year in which the election is made. Under the terms of the 1998 Directors Deferred Compensation Plan, directors may elect to defer the remaining compensation taken in the form of Company stock.




                             PROPOSAL TWO: AMEND THE
                          POINTE FINANCIAL CORPORATION
                1998 INCENTIVE COMPENSATION AND STOCK AWARD PLAN

The 1998 Incentive Compensation and Stock Award Plan's (the "Plan") purpose is to attract, motivate, retain and reward high quality executives and other employees, officers, directors and affiliates by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's shareholders and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

Plan Summary

ADMINISTRATION OF THE PLAN. The plan shall be administered by the Compensation Committee of the Board or such other committee as may be designated by the Board. The Committee has final authority within the provisions of the Plan to:

        o  Select participants;

        o Determine the type number, terms and conditions of any awards to be granted; and

        o Determine under what circumstances an award may be settled or the exercise price may be changed.

ELIGIBILITY. Executive officers, officers, directors and employees of the Company or its Subsidiaries or Affiliates are eligible to be granted awards under the Plan.

STOCK SUBJECT TO THE PLAN. As of the date of this Proxy Statement, the number of shares of Common Stock for which Options, Stock Bonuses, Stock Awards, Restricted Stock and Restricted Stock Units ("RSU") may be granted was 200,000. If any award shares are forfeited, cancelled or otherwise terminated without distribution, such shares will again be available for awards under the Plan. Distributable shares may be authorized and unissued shares or treasury shares.

OPTIONS. The exercise price per share of Stock shall be determined by the Committee, however, it shall not be less than the Fair Market Value on the date of grant of such Option. The Committee shall determine the date of grant and times at which an Option may be exercised. The term of any Option shall be determined by the Committee, however, no incentive stock option shall exceed a period of ten years from the date of grant (or such shorter period as may be applicable under Section 422 of the Internal Revenue Code of 1986).

RESTRICTED STOCK. Restricted Stock or Restricted Stock Units shall be subject to restrictions on transferability as imposed by the Committee. A participant granted Restricted Stock or RSU shall have all of the rights of a shareholder including, the right to vote and the right to receive dividends. Restricted Stock or RSU granted under the Plan may be evidenced by stock certificates in the name of the participant, if the Committee so determines. Each such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Restricted Stock. The Company shall retain physical possession of the certificate.

CHANGE IN CONTROL PROVISIONS. In the event of a "Change in Control", as defined in the Plan, any award becomes fully exercisable and vested and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

Purpose and Effect of Amendment

         The Board of Directors of the Company and the Bank believe that it is in the best interest of the Company to align the compensation of high quality executive officers and other employees, officers, directors and affiliates with the performance of the Company. Approval of Proposal Two would authorize the Company to issue an additional 200,000 shares that may be granted and issued in connection with options, stock awards, stock bonuses, restricted stock and restricted stock units.

         The Board of Directors unanimously recommends a vote FOR approval of the Amendment of the 1998 Incentive Compensation and Stock Award Plan.

         The following table shows the benefits which are expected to be conferred under the amended plan with respect to the fiscal year ended December 2001 to (i) each of the named executives; (ii) the executive officers as a group; (iii) all non-executive directors as a group; (iv) all non-executive officer employees as a group.


                                                       Benefit Plan
                                  1998 Amended Incentive Compensation and Stock Award Plan
Name                                                 Dollar Value ($)                             Number of Units
------------------------------------------------------------------------------------------------------------------
R. Carl Palmer, Jr. (1)                                 $296,688                                  28,256
Beverly P. Chambers (1)                                   57,992                                   5,523
Bradley R. Meredith (1)                                   76,304                                   7,267
Non-Executive Officer Employee Group (2)                 367,574                                  35,007


(1) All awards are in the form of stock options. The options include a purchase price of $10.50 per share.

(2) Includes 26,721 stock option award issued with a purchase price of $10.50 and 8,286 of stock grants issued at a $10.50 price.

      In conjunction with the amendment of the 1998 Pointe Financial Corporation Incentive Compensation and Stock Award Plan, the Company's Board has determined that in the future all new employee options will be granted under this plan and no further options will be granted under the 1994 Non-Statutory Stock Option Plan.

                             EXECUTIVE COMPENSATION
Summary of Compensation

         The following table shows all compensation paid to the Company's Chief Executive Officer and the Company's other two most highly compensated executive officers who were serving as executive officers at the end of fiscal 2000 for all services rendered to the Company and its subsidiaries for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                         Annual               Long Term
                                                      Compensation       Compensation Awards
                                                      ------------       -------------------
                                                                             Securities
   Name and Principal                                                         Underlying              All Other
        Position                   Year         Salary           Bonus     Options/SARs (#) (1)     Compensation (3)
--------------------------        ------        ------           -----     -------------------      ----------------
R. Carl Palmer, Jr                 2000        $236,254        $ 10,752          16,744                $ 14,377
Chief Executive Officer            1999         221,170           5,606          15,700                   9,896
  and President                    1998         202,457              --          20,250                   9,169

Beverly P. Chambers (2)            2000        $ 61,963        $  5,250           8,634                $ 10,582
Senior Vice President              1999         111,749           2,900           7,000                   8,253
                                   1998          88,432              --           9,450                   7,037

Bradley R. Meredith                2000        $112,505        $  5,454           6,686                $ 11,133
Chief Financial Officer            1999          98,335           3,014           5,850                   7,869
Senior Vice President              1998          90,182              --           7,500                   2,501

(1) All information relates to option grants; no grants of SARs have been made by the Company.
(2)  Beverly Chambers was on medical leave a portion of the year 2000.
(3) All Other Compensation consists of the Company's contributions to the Company's 401(k) Plan for the benefit of the named executive officers and the Company's portion of insurance premiums.


Stock Option Grants

         The following table sets forth certain information concerning the grant of stock options to the named executive officer during the fiscal year ended December 31, 2000.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                              Individual Grants
                                                 % of Total                                        Potential Realizable
                       No. of Securities          Options                                        Value at Assumed Annual
                          Underlying              Granted         Exercise                        Rates of Stock Price
                           Options              to Employees       Price      Expiration       Appreciation for Option Term
      Name               Granted (#)(1)       in Fiscal Year     ($/Share)       Date           5%($)                10%($)
-----------------        ---------------      --------------     ---------    ------------   ------------          -----------
R. Carl Palmer, Jr.       16,744 (2)              20.1%           $ 9.00      04/28/2010    $    23,753           $ 49,880
Beverly P. Chambers        8,634 (2)              10.4%             9.00      04/28/2010         12,248             25,721
Bradley R. Meredith        6,686 (2)               8.0%             9.00      04/28/2010          9,485             19,918

(1)   The Company has not granted any SARs.

(2) All options reflected in the table above were granted under the Company's 1998 Incentive Compensation and Stock Award Plan. The options were granted with an exercise price equal to the Fair Market Value of the Company's Common Stock on April 28, 2000.


Stock Option Exercises and Fiscal Year-End Values

         The following table provides information about stock options exercised by the named executive officer during the fiscal year ended December 31, 2000, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 2000 fiscal year.

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal-Year-End Option/SAR Values

                                                                                                     Value of
                                                          Number of Securities                Unexercised in-the-
                           Shares                        Underlying Unexercised                Money Options at
                         Acquired on      Value         Options at Fiscal Year-End(1)         Fiscal Year-End(2)
Name                    Exercise (#)  Realized ($)      Exercisable    Unexercisable       Exercisable  Unexercisable
----                    ------------  ------------      -----------    -------------       -----------  -------------
R. Carl Palmer, Jr.           0           $ 0             74,983         27,211               $  0         $ 0
Beverly P. Chambers           0             0             21,683         13,301                  0           0
Bradley R. Meredith           0             0             11,850         17,186                  0           0

(1)      The Company has not granted any SARs.
(2) The value of unexercised in-the-money options was calculated based on the difference between the market value per share at December 31, 2000 ($8.50) and the exercise price of the options.


Compensatory Contracts and Arrangements

         As of August 16, 1999 the Company entered into Employment Agreements with R. Carl Palmer, Jr., Beverly P. Chambers and Bradley R. Meredith. Each Employment Agreement provides for certain benefits, including severance pay and the continuation of insurance coverage, for a period of two years upon any of the following occurring after a change in control of the Company: (i) the employee's voluntary termination for good reason; or (ii) termination of employment by the Company other than for cause or disability. The Employment Agreements provide that "good reason" exists if (i) the employee is assigned duties and responsibilities inconsistent with his position or status; (ii) the Company has reduced the employee's salary or failed to increase the same consistent with performance reviews; (iii) the Company requires the employee to relocate against his wishes or fails to reimburse the employee for a voluntary relocation; or (iv) the Company has failed to continue in effect any benefit plan in which the employee participated before the change in control or takes action adversely affecting his participation in any such plans. The Employment Agreements provide that "cause" exists when the employee (i) commits an act constituting a felony or involving fraud or serious moral turpitude; (ii) willfully refuses, other than for incapacity, to substantially perform his duties where such refusal causes demonstrable material injury to the Company; or (iii) willfully engages in gross misconduct materially injurious to the Company.

Compensation Committee Interlocks and Inside Participation

         During 2000, the Compensation Committee of the Company consisted of Mrs. Kassin and Messrs. Thomson, Mead, Elias, McGinn and Massry. No member of the Compensation Committee is an officer of the Company or Bank.




Report by the Audit Committee

         The Committee consists of the following members of the Company's Board of Directors: D. Richard Mead, Jr. (Chairman), Steven A. Elias, Timothy M. McGinn and Parker D. Thomson. Each of the members of the Committee is "independent" as defined under the National Association of Securities Dealers' listing standards. The Committee operates pursuant to a written charter adopted by the Board of Directors which is included in this proxy statement as Appendix A.

         The Committee has reviewed and discussed the Company's audited financial statements with management. The Committee has discussed the matters required to be discussed by Statement of Auditing Standards 61 (Communication with Audit Committees) with Hacker, Johnson & Smith, PA, the Company's independent accountants.

         The Committee has received written disclosures and the letter from Hacker, Johnson & Smith, PA required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Hacker, Johnson & Smith, PA their independence from the Company and its related entities. Based on the review and discussions referenced above, the Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                        Respectfully,

                                                        Audit Committee:
                                                        D. Richard Mead, Jr.,
                                                        Chairman
                                                        Timothy M. McGinn
                                                        Parker D. Thomson
                                                        Steven A. Elias

Report on Executive Compensation

         The Company's executive compensation program is designed to provide executives with an annual salary which is competitive in the industry and to grant stock options which serve as incentive compensation. The Company believes that in order to attract and retain talented executives and to motivate them to achieve the Company's goals, compensation should be comparable to that paid by similar organizations in the industry for executives with similar responsibility and positions and should motivate executives to achieve the Company's goals for performance and profitability. The Board refers to various industry compensation surveys for assistance in setting appropriate compensation levels.

         Based on this policy, R. Carl Palmer, Jr.'s compensation for fiscal year 2000 consisted of his annual base salary, an award of stock options and the Company's contribution to Mr. Palmer's 401(k) Plan. The Compensation Committee evaluated the salary of Mr. Palmer on the same criteria used to evaluate the salaries of other Executive Officers. The level of Mr. Palmer's compensation was based on the Company's overall profitability and the performance of the Bank's core business. By focusing on the Company's strategic plan and recruiting a strong management team, Mr. Palmer was instrumental in improving the profitability of the Company.

         Stock options are periodically granted by the Company to some or all of its executive officers as a means of creating a long-term incentive; therefore, no benefit accrues to the executives from the stock option until the market value of the Company's Common Stock appreciates. This mechanism provides executives with a long-term goal and incentive to enhance equity value of the Bank which coincides with the interests of the shareholders. The Board granted a total of 16,744 stock options to Mr. Palmer in 2000 in recognition of his individual performance and his impact on the Bank's financial results.

                                           Respectfully submitted,

                                           COMPENSATION COMMITTEE

                                                    Parker D. Thomson, Chairman
                                                    Steven A. Elias
                                                    Clarita Kassin
                                                    Morris Massry
                                                    Timothy M. McGinn
                                                    D. Richard Mead, Jr.

Certain Relationships and Related Transactions

         Certain directors and executive officers of the Company and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collection or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors of the Bank.

         Mr. Thomson is a principal in the law firm of Thomson, Muraro, Razook & Hart which has preformed legal services as requested. It is anticipated that on an as needed basis, the firm will be employed by the Company as counsel during 2001.

         During 2000, the Company entered into an Operating Agreement with First Integrated Capital Corporation (FICC) and formed an investment banking joint venture, Pointe Capital, LLC owned equally by the Company and FICC. Pointe Capital, LLC is a Delaware Limited Liability Company authorized to conduct business in the State of Florida. Mr. McGinn is Chairman of the Board of FICC. A distinct part of FICC business is to conduct Community Based Investment Banking activities through joint ventures. During 2000, the Company made an investment in Pointe Capital, LLC of $500,000. Concurrently with the investment the Company purchased 40,000 shares of Series A Preferred Shares ($200,000) in FICC. The activity for Pointe Capital, LLC during 2000 had minimal effect on the Company.


PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total stockholder return on the Company's Common Stock with the NASDAQ Index and the PNTE Peer Group consisting of all publicly traded banks in the Southeast region of the United States with assets of $500 million or less. Total return was calculated by assuming $100 was invested on June 12, 1998, at the close of business and dividends are assumed to be reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                  [Graphics omitted]

                                                 Period Ending
                                   -------------------------------------------
Index                              06/12/98   12/31/98    12/31/99   12/31/00
------------------------------------------------------------------------------

Pointe Financial Corporation        100.00     66.53       54.02        56.87
NASDAQ - Total US                   100.00    127.64      230.59       142.83
Pointe Financial Peer Group *       100.00     87.24       78.89        72.47

*Pointe Financial Peer Group consists of all publicly traded banks in the Southeast Region with assets <$500 million.

         This graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 1, 2001, by (i) each director of the Company;
(ii) each executive officer of the Company; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

     Name and Address of                              Shares Beneficially
       Beneficial Owner                                    Owned(1)

Directors and Executive Officers                     Number        Percent
--------------------------------                     ------        -------
Clarita Kassin (2)                                  240,304        11.76%
21471 Highland Lakes Boulevard
North Miami, FL 33179

Morris Massry (3)                                   253,960        12.44%
Executive Park North
Stuyvesant Plaza
Albany, NY 12203

R. Carl Palmer, Jr. (4)                             157,450         7.29%
21845 Powerline Road
Boca Raton, FL 33433

Timothy M. McGinn (5)                                67,653         3.32%
15 Marion Avenue
Albany, NY 12203

Beverly P. Chambers (6)                              42,205         2.04%
2633 Oakbrook Drive
Ft. Lauderdale, FL 33332

Bradley R. Meredith (7)                              38,818         1.88%
2302 N.W. 25 Way
Boca Raton, FL 33434

D. Richard Mead Jr. (8)                              25,179         1.24%
4990 S.W. 72 Street
Unit 105
Miami, FL 33155

Parker D. Thomson (9)                                20,734         1.02%
1 S.E. 3 Avenue
Miami, FL 33131

Steven A. Elias (10)                                 14,343         0.71%
115 N.W. 167 Street, #300
North Miami Beach, FL 33169

All directors and executive officers,               860,646        37.77%
as a group (11)

Other 5% owners:
Financial Institution Partners II, L.P. (12)        110,450         5.44%
Hovde Capital, L.L.C.
1824 Jefferson Place N.W.
Washington, D.C.  20036

(1) The nature of reported beneficial ownership, as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, is sole voting and investment power unless otherwise indicated. Common Stock ownership of the persons listed reflects, as indicated, shares of the Company's Common Stock that would be issued upon the exercise of options granted to such persons to acquire such Common Stock.

(2) Reflects 20,000 shares held personally by Clarita Kassin; 207,154 shares held by the Kassin Family Partnership Ltd., of which Mrs. Kassin controls 100%; and 13,150 shares that may be acquired by Mrs. Kassin upon the exercise of stock options.

(3) Reflects 180,271 shares held by Mr. Massry; 62,969 shares owned by KAM, Inc., controlled by Mr. Massry; and 10,720 shares that may be acquired by Mr. Massry upon exercise of his options. Does not include 10,680 shares owned or controlled by Mr. Massry's family members.

(4) Reflects 25,000 shares held individually by Mr. Palmer; 2,000 shares held individually by Mr. Palmer's mother-in-law and 102,194 shares that may be acquired by Mr. Palmer upon the exercise of his options. An additional 28,256 shares is included pending the approval of the proposed amendment to the 1998 Pointe Financial Corporation Incentive Compensation and Stock Award Plan.

(5) Reflects 19,744 shares held individually by Mr. McGinn; 6,615 shares held jointly by Timothy McGinn and his wife; 24,489 shares held by McGinn, Smith and Co., Inc.; 1,237 shares held by McGinn Smith Capital Holdings; 5,877 shares held by McGinn Smith Incentive Savings Plan; 1,000 shares held by Mr. McGinn as custodian for Matthew McGinn and 8,691 shares that may be acquired by Mr. McGinn upon the exercise of his options. Does not include 1,500 shares owned or controlled by Mr. McGinn's family members.

(6) Reflects 1,698 shares held individually by Ms. Chambers and 40,507 shares that may be acquired by Ms. Chambers upon the exercise of her options.

(7) Reflects 2,515 shares held individually by Mr. Meredith; and 36,303 shares that may be acquired by Mr. Meredith upon the exercise of his options.

(8) Reflects 22,179 shares held individually by Mr. Mead and 3,000 shares that may be acquired by Mr. Mead upon the exercise of his options.

(9) Reflects 17,734 shares held individually by Mr. Thomson and 3,000 shares that may be acquired by Mr. Thomson upon the exercise of his options.

(10) Reflects 11,343 shares held by the Steven A. Elias Family Trust of which Mr. Elias is trustee and 3,000 shares that may be acquired by Mr. Elias upon exercise of his options.

(11) Includes an aggregate of 248,821 shares that may be acquired by the group upon the exercise of options.

(12) The following information was derived from the Schedule 13D filing filed by Perry & Associates on September 19, 2000. Financial Institution Partners II, L.P. the "Limited Partnership", Hovde Capital, L.L.C., the "General Partner", Eric D. Hovde, and Steven D. Hovde who are collectively referred as the "Interested Persons." The Limited Partership is a Delaware limited partnership formed for the purpose of investing in, among other things, the equity securities of various financial institutions and financial services companies. Hovde Capital, L.L.C., a Nevada limited liability company, is the general partner of Financial Institution Partners II, L.P. All decisions regarding voting and disposition of the Shares beneficially owned by the Limited Partnership are made by the General Partner acting through its chief executive officer or president. As such, the Limited Partnership and the General Partner share voting and investment power with respect to the Shares. Their ownership interest in, and positions as members and officers of the General Partner, Eric D. Hovde and Steven D. Hovde may be deemed to have beneficial ownership of the Shares. Neither the General Partner, its executive officers or controlling persons beneficially owns any Shares personally or otherwise.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers, Inc. Executive officers, directors and 10% stockholders are required by regulation to furnish the Company with copies of all such Section 16(a) filings made. The Company believes that, during the fiscal year ended December 31, 2000, its officers, directors and holders of more than 10% of the Company's Class A Common complied with all applicable Section 16(a) filing requirements. A Form 4 filed for Mr. Parker Thomson for the month of July 2000 was received 29 days after the required due date.

Independent Auditors

         The Audit Committee recommended and the Board of Directors approved the selection of the accounting firm of Hacker, Johnson & Smith, PA to audit the Company's financial statements for the 2001 fiscal year. Hacker, Johnson & Smith, PA audited the Company's financial statements for the 2000 fiscal year. Representatives of Hacker, Johnson & Smith, PA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Shareholder Proposals

         Proposals of shareholders intended to be presented at the Company's 2002 annual meeting of shareholders of the Company must be in writing and be received by the Secretary of the Company at 21845 Powerline Road, Boca Raton, Florida 33433, no later than December 27, 2001 for the proposals to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting, subject to applicable rules and regulations. In addition, the Company's Bylaws provide that any new business to be taken up at any shareholders' meeting shall be stated in writing and filed with the Secretary of the Company at least five days before the date of such meeting, and all business so stated, proposed and filed shall be considered at such meeting, but no other proposal shall be acted upon at such meeting unless holders of in excess of 10% of the outstanding capital stock of the Company, present at such meeting in person or by proxy, approve a resolution to the effect that such new business shall be considered at the meeting.

Other Matters

As of the date of this Proxy Statement, management knows of no business to be presented at the meeting other than that described above. If, however, some other matter should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named as proxies.

                                          By Order of the Board of Directors

                                          /s/  R. Carl Palmer, Jr.
                                          ------------------------------------
                                          R. Carl Palmer, Jr.
                                          Chairman of the Board
                                          Boca Raton, Florida
                                          March 22, 2001

                                   APPENDIX I


--------------------------------------------------------------------------------
                          POINTE FINANCIAL CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Directors R. Carl Palmer, Jr. and Timothy M. McGinn or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Shareholders of Pointe Financial Corporation (the "Company") to be held on April 27, 2001 at 10 AM, local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

                   (To be signed on Reverse Side)                    SEE REVERSE
                                                                        SIDE
--------------------------------------------------------------------------------

[ X ]    Please mark your
         votes as in this example.

1.       Election of Directors
         Nominees:                  Class I                 For       Against
                                    Clarita Kassin          [ ]         [ ]
                                    Parker D. Thomson       [ ]         [ ]
                                    Morris Massry           [ ]         [ ]

                                    To withhold authority to vote for any
                                    Nominee, write full name of nominee on
                                    the line below:
                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------

2. Approval of the Amendment to the 1998 Pointe Financial Corporation Incentive Compensation and Stock Award Plan.

               `                                            For       Against
                                                            [ ]         [ ]

Please mark, sign, date and return this Proxy card promptly, using the enclosed envelope.

Please place an "X" _______ if you plan to attend the Annual Meeting of Shareholders.

This Proxy is revocable and when properly executed will be voted in the manner directed by the undersigned shareholder, UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.


Signature                                        Date
          ---------------------------------           -----------


Signature                                        Date
         -----------------------------------          ------------
               Signature if held jointly

Note: Please sign exactly as your name(s) appears hereon. When signing in a representative capacity, please give title.

                                   APPENDIX A
                             AUDIT COMMITTEE CHARTER

The audit committee is appointed by the Board of Directors to review the effectiveness of control established by the Company. Control supports the achievement of the Company's objectives. The Board of Directors views control in the broadest sense: 1) effectiveness and efficiency of operations, 2) reliability of internal and external reporting and 3) compliance with applicable laws, regulations and internal policies.

Authority
Full access to the organization's activities, property, employees, and information is granted without reservation to the audit committee. The audit committee can appropriate the resources from the Company it deems necessary to discharge its responsibilities.

Accountability

The audit committee is directly accountable to the Board of Directors and shall meet the requirements of the NASDAQ Stock Market.

o The audit committee shall consist of at least three but no more than six directors, all of who have no relationship to the company that may interfere with the exercise of their independence for the management and the Company. For purposes of the Charter, "Independent of Management" shall be defined as 12CFR Part 363, Appendix A28.
o Each member of the audit committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors, or must become financially literate within a reasonable period of time after appointment to the audit committee.
o At least one member of the audit committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification.

Vision of Role

The audit committee aims to help the Board of Directors govern the Company. This means:
o The audit committee promotes a systematic, disciplined approach to evaluate and improve the effectiveness of risk management, control, and governance processes.
o The audit committee oversees the internal audit function, either with internal or external accountants, and requires them to disclose significant control gaps. The audit committee may delegate administrative oversight to the Chief Executive Officer or Chief Financial Officer but is otherwise responsible for the independence and effectiveness of the internal audit function.
o The audit committee oversees the external auditor and requires them to give detailed answers to four questions:
         (1) If the auditor were solely responsible for preparation of the Company's financial statements, would they have been done differently, in either material or nonmaterial ways? If "differently," the auditor should explain both management's argument and his own.
         (2) If the auditor were an investor, would he have received the information essential to understanding the company's financial performance during the reporting period?
         (3) Is the Company following the same internal audit procedure the auditor would if he himself were CEO? If not, what are the differences and why?
         (4) Is the auditor providing other services to the Company that could impair their independence? If so, what is the nature of the services and the related fees?
o The audit committee reviews different aspects of the Company on a regular basis to ensure an understanding of the Company's operations, lines-of-business and significant products.
o The audit committee communicates with the Chief Executive Officer, Chief Financial Officer, the internal auditor, and the external auditor quarterly to review the company's external reporting.
o The audit committee meets on a regular basis and calls special meetings, as required, to review effectiveness of control.